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                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 14, 1997 relating to the consolidated financial statements of CVF Corporation, and the reference to our firm under the caption "Auditors, Transfer Agent and Registrar" in this Registration Statement.





                              /s/ Feldman Sherb Ehrlich & Co., P.C.
                              Feldman Sherb Ehrlich & Co., P.C.
                              Certified Public Accountants
                              (Formerly known as Feldman Radin & Co., P.C.)

April 30, 1998